UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 27, 2009
NEWMONT MINING CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)
001-31240
(Commission File Number)
84-1611629
(I.R.S. Employer Identification Number)
6363 South Fiddlers Green Circle
Greenwood Village, Colorado 80111
(Address and zip code of principal executive offices)
(303) 863-7414
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.
     On January 27, 2009, Newmont Mining Corporation, a Delaware corporation (“Newmont”), announced that it had entered into a definitive sale and purchase agreement with AngloGold Ashanti Australia Limited (“AngloGold”) to acquire from AngloGold, a wholly owned subsidiary of AngloGold Ashanti Ltd., its 33.33% interest in the Boddington project in Western Australia (the “Purchase Agreement”). The acquisition was described in Newmont’s Current Report on Form 8-K dated and filed with the Securities and Exchange Commission on January 27, 2008.
     The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The Purchase Agreement has been attached to provide investors with information regarding its terms. The terms and information in the Purchase Agreement should not be relied on as factual disclosure about Newmont or the Boddington project without consideration of the periodic and current reports and other statements that Newmont files with the SEC. The terms of the Purchase Agreement govern the contractual rights and relationships, and allocate risks, among the parties thereto in relation to the acquisition. In particular, the representations and warranties made by the parties to each other in the Purchase Agreement have been negotiated among the parties with the principal purpose of setting forth their respective rights with respect to their obligations to each other, rather than for the purpose of establishing matters as facts, and they may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about any of the parties thereto or their respective subsidiaries or affiliates. Newmont does not undertake any obligation to publicly release any revisions to these representations and warranties, except as required under U.S. federal or other applicable securities laws.

ITEM 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Sale and Purchase Agreement, dated as of January 27, 2009

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION
By:	/s/ Sharon E. Thomas
Name:	Sharon E. Thomas
Title:	Vice President and Secretary

Dated: January 28, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Sale and Purchase Agreement, dated as of January 27, 2009